Exhibit 99.1

NEWS RELEASE
CONTACT: Kim Duncan Vice President, Investor Relations The Cooper Companies, Inc. ir@cooperco.com	6140 Stoneridge Mall Road Suite 590 Pleasanton, CA 94588 925-460-3663 www.coopercos.com

THE COOPER COMPANIES COMPLETES ACQUISITION OF

PARAGARD® IUD FROM TEVA

PLEASANTON, Calif., November 1, 2017 – The Cooper Companies, Inc. (NYSE: COO) today announced it has completed its previously announced purchase of the assets and global rights and business of the PARAGARD® Intrauterine Device (IUD) from Teva Pharmaceutical Industries Ltd., for a purchase price of approximately $1.1 billion.

Cooper reconfirms it expects the transaction to be accretive to earnings per share, excluding acquisition and integration related expenses and deal-related amortization, by approximately $0.70 to $0.75 in year one while generating mid-single digit revenue growth. Additional detail will be provided when Cooper reports its fourth quarter and full year 2017 earnings on December 7, 2017.

In conjunction with the transaction, Cooper also announced it has closed a $1.425 billion 5-year Senior Unsecured Term Loan. The Company intends to use the facility to fund the acquisition, to provide working capital and for general corporate purposes. This Term Loan is instead of the previously announced $1.1 billion Bridge Loan commitment.

About The Cooper Companies

The Cooper Companies, Inc. (“Cooper”) is a global medical device company publicly traded on the NYSE (NYSE:COO). Cooper is dedicated to being A Quality of Life Company™ with a focus on delivering shareholder value. Cooper operates through two business units, CooperVision and CooperSurgical. CooperVision brings a refreshing perspective on vision care with a commitment to developing a wide range of high-quality products for contact lens wearers and providing focused practitioner support. CooperSurgical is committed to advancing the health of families with its diversified portfolio of products and services focusing on women’s health, fertility and diagnostics. Headquartered in Pleasanton, CA, Cooper has more than 10,000 employees with products sold in over 100 countries. For more information, please visit www.coopercos.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements that are other than statements of historical fact, including all statements regarding the acquisition of Teva’s PARAGARD including financial position, market position, product development and business strategy, expected cost synergies, expected timing and benefits of the transaction, difficulties in integration entities or operations, as well as estimates of our and PARAGARD’s future expenses, sales and diluted earnings per share are forward looking. In addition, all statements regarding anticipated growth in our revenue. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.

Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: adverse changes in the global or regional general business, political and economic conditions, including the impact of continuing uncertainty and instability of certain countries that could adversely affect our global markets, and the potential adverse economic impact and related uncertainty caused by these items, including but not limited to, the United Kingdom’s election to withdraw from the European Union; foreign currency exchange rate and interest rate fluctuations including the risk of fluctuations in the value of foreign currencies or interest rates that would decrease our revenues and/or earnings; our indebtedness and associated interest expense could adversely affect our financial health, prevent us from fulfilling our debt obligations or limit our ability to borrow additional funds; changes in tax laws or their interpretation and changes in statutory tax rates, including but not limited to, the United States and other countries with proposed changes to tax laws, some of which may affect our taxation of earnings recognized in foreign jurisdictions and/or negatively impact our effective tax rate; acquisition-related adverse effects including the failure to successfully obtain the anticipated revenues, margins and earnings benefits of the Teva PARAGARD acquisition, integration delays or costs and the requirement to record significant adjustments to the preliminary fair value of assets acquired and liabilities assumed within the measurement period, required regulatory approvals for the Teva PARAGARD acquisition not being obtained or being delayed or subject to conditions that are not anticipated, adverse impacts of changes to accounting controls and reporting procedures, contingent liabilities or indemnification obligations, increased leverage and lack of access to available financing (including financing for the acquisition or refinancing of debt owed by us on a timely basis and on reasonable terms); a major disruption in the operations of our manufacturing, research and development or distribution facilities, due to technological problems, including any related to integration of the Teva

PARAGARD acquisition, natural disasters, system upgrades or other causes; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development or distribution facilities due to technological problems, including any related to our information systems maintenance, enhancements or new system deployments, integrations or upgrades; disruptions in supplies of raw materials, including but not limited to, components used to manufacture our silicone hydrogel lenses; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry including the contact lens industry and the medical device industry; compliance costs and potential liability in connection with U.S. and foreign laws and health care regulations pertaining to privacy and security of third party information, including but not limited to product recalls, warning letters, and data security breaches; legal costs, insurance expenses, settlement costs and the risk of an adverse decision, prohibitive injunction or settlement related to product liability, patent infringement or other litigation; limitations on sales following product introductions due to poor market acceptance; new competitors, product innovations or technologies, including but not limited to, technological advances by competitors, new products and patents attained by competitors, and competitors’ expansion through acquisitions; reduced sales, loss of customers and costs/expenses related to recalls; failure to receive, or delays in receiving, U.S. or foreign regulatory approvals for products; failure of our customers and end users to obtain adequate coverage and reimbursement from third-party payors for our products and services; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill, and idle manufacturing facilities and equipment; the success of our research and development activities and other start-up projects; dilution to earnings per share from the Teva PARAGARD acquisition or other acquisitions or issuing stock; changes in accounting principles or estimates; environmental risks; and other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016, as such Risk Factors may be updated in quarterly filings.

We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

COO-G

Source: The Cooper Companies, Inc.

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